UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 4, 2008

Autobytel Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-22239	33-0711569
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18872 MacArthur Boulevard, Irvine, California	92612-1400
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (949) 225-4500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On March 4, 2008, the Compensation Committee of the Board of Directors (the “Committee”) approved an increase in the base salary of Mark Garms to $240,000 from $200,000. The increase is effective as of March 4, 2008.

On March 4, 2008, the Committee also approved cash bonuses for the executive officers named below. For all executive officers below, such amounts represent bonuses for fiscal year 2007. The amount of cash bonus approved on March 4, 2008 for each such executive officer is expected to be paid on or about March 14, 2008 and is set forth below:

Executive Officer	Cash Bonus
James Riesenbach, Chief Executive Officer and President	$255,000

Monty Houdeshell, Executive Vice President and Chief Financial Officer	$128,416

Ariel Amir, Executive Vice President and Chief Legal and Administrative Officer	$102,687

Mark Garms, Senior Vice President, Dealer Operations and Strategy	$69,750

In addition, on March 4, 2008, the Committee established 2008 performance criteria for the vesting of 200,000 options held by James Riesenbach and 16,667 options held by Monty Houdeshell. The performance criteria are based upon the attainment by the Company of certain revenue, earnings before income taxes, depreciation and amortization (EBITDA) and strategic goals.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Autobytel Inc.

By:	/s/ Ariel Amir
Ariel Amir, Executive Vice President and Chief Legal and Administrative Officer

Date: March 10, 2008